Exhibit 10.7

Name:	[●]
Number of RSUs subject to Award:	[●]
Date of Grant:	[●]

DOMINO’S PIZZA, INC.

2004 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT - DIRECTORS

This agreement (including any exhibits hereto, this “Agreement”) evidences an award (this “Award”) of restricted stock units (the “RSUs”) granted by Domino’s Pizza, Inc. (the “Company”) to the undersigned (the “Participant”) pursuant and subject to the terms and conditions of the Domino’s Pizza, Inc. 2004 Equity Incentive Plan (as amended from time to time, the “Plan”), which is incorporated herein by reference. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

1.
RSU Award. The Company grants to the Participant on the date set forth above (the “Date of Grant”) the number of restricted stock units (the “Restricted Stock Units”) set forth above giving the Participant the conditional right to receive, without payment and pursuant to and subject to the terms and conditions set forth in this Agreement and in the Plan, one share of Stock with respect to each resulting Restricted Stock Unit that becomes vested pursuant to this Award, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2.
Vesting Conditions. The RSUs shall vest as to 100% of the RSUs on the first anniversary of the Date of Grant (the “Scheduled Vesting Date”), provided that the Participant remains in continuous service as a member of the Board through the Scheduled Vesting Date. Notwithstanding the foregoing, (a) if the Participant Retires (or dies or becomes disabled at a time when the Participant had satisfied the age and years of service requirements specified in the definition of Retirement), then the RSUs shall continue to be eligible to vest as set forth in the first sentence of this Section 2 and (b) the RSUs, to the extent outstanding and unvested, shall immediately become fully vested prior to the Scheduled Vesting Date in the event of a Covered Transaction. For purposes of this Award, “Retire” and “Retirement” mean a termination of the Participant’s service as a member of the Board after attainment by the Participant of age fifty-five (55) and five (5) years of continuous service with the Company.
3.
Delivery of Shares; Settlement of Award.

(a)
In General. Except as otherwise elected pursuant to any timely and valid deferral election form submitted under the Domino’s Pizza Deferred Compensation Plan, as amended and restated from time to time (the “Deferral Plan”), the Company shall, as soon as practicable and in all events no later than thirty (30) days following the applicable Settlement Date, transfer to the Participant (or, in the event of the Participant’s death, to the person to whom this Award has passed by will or the laws of descent and distribution) the number of shares of Stock that equals the vested portion of this Award. No shares of Stock will be transferred pursuant to this Award unless and until all legal requirements applicable to the issuance or transfer of such shares have been satisfied.
(b)
Settlement Date. For purposes of this Agreement, “Settlement Date” means the date on or following and by reference to which any vested RSUs subject to this Award are to be settled, if at all, in whole or in part, through the delivery of shares of Stock, as set forth below:
(i)
Other than in the event of a Covered Transaction (as defined in the Plan), the Settlement Date shall be the Scheduled Vesting Date.
(ii)
In the event of a Covered Transaction, the Settlement Date shall be the date of consummation of the Covered Transaction, with the Company transferring shares of Stock underlying the RSUs immediately prior to the consummation of such Covered Transaction; provided that if the Covered Transaction does not meet the requirements for a “change in control event,” as that term is defined in Treasury Regulations § 1.409A–3(i)(5)(i), the Settlement Date for any portion of this Award that is subject to, and not exempt from, the applicable requirements of Section 409A shall be the Scheduled Vesting Date.
4.
Forfeiture; Recovery of Compensation.

Except as otherwise provided in Section 2, upon the cessation of the Participant’s service as a member of the Board with the Company, the Participant shall forfeit, without compensation and for no consideration, any and all RSUs that were outstanding but that had not yet become vested immediately prior to such termination of employment or other service, and such RSUs shall cease to be outstanding and no Shares will be delivered in respect thereof. In addition, the Administrator may cancel, rescind, withhold or otherwise limit or restrict this Award at any time if the Participant is not in compliance with all applicable provisions of this Agreement and the Plan. By accepting this Award, the Participant expressly acknowledges and agrees that his or her rights under this Award, and those of any permitted transferee of this Award, including the right to any shares of Stock acquired under this Award or proceeds from the disposition thereof, are subject to any applicable clawback or incentive compensation recovery policy of the Company as may be in effect from time to time. Nothing in the preceding sentence shall be construed as limiting the general application of Section 10 of this Agreement.

5.
Dividends; Other Rights.

This Award shall not be interpreted to bestow upon the Participant any equity interest or ownership in the Company or any Affiliate prior to the date on which the Company delivers shares of Stock (if any) to the Participant. The Participant is not entitled to vote any shares of Stock by reason of the granting of this Award, and the Participant shall have the rights of a shareholder only as to those shares of Stock, if any, that are actually delivered under this Award. Notwithstanding the foregoing, (a) with respect to RSUs for which a deferral election has not been made under the Deferral Plan, upon the delivery of any shares of Stock in respect of any vested RSUs subject hereto, the Participant shall be entitled to a cash payment by the Company in an amount equal to the amount that the Participant would have received, if any, as a regular cash dividend had the Participant held such shares of Stock from the Date of Grant to the date such shares of Stock are delivered hereunder, and (b) with respect to RSUs for which a deferral election has been made under the Deferral Plan, the terms of the Deferral Plan shall govern.

6.
Certain Tax Matters.

The Participant expressly acknowledges that because this Award consists of an unfunded and unsecured promise by the Company to deliver Stock in the future, subject to the terms hereof, it is not possible to make a so-called “83(b) election” with respect to this Award. This Award is intended to be exempt from, or comply with, Section 409A and shall be construed by the Administrator accordingly. Notwithstanding the preceding, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of any of them, shall be liable to the Participant by reason of any acceleration of income, or any tax or additional tax, asserted (A) by reason of any failure of this Award or any portion thereof to satisfy the requirements for exemption from, or compliance with, Section 409A or (B) by reason of Section 4999 of the Code. All references to “Section 409A” in this Agreement shall be references to Section 409A of the Code, the Treasury Regulations promulgated thereunder and such other guidance as determined by the Company in its sole discretion.

7.
Withholding. The Participant understands that he or she (and not the Company) shall be responsible for his or her own tax liability arising from or due in connection with the grant or vesting of the RSUs and/or the delivery of any shares of Stock hereunder. The Company shall have no liability or obligation relating to the foregoing. Notwithstanding the foregoing, if the Administrator determines that taxes are required to be withheld from the grant or vesting of the RSUs and/or the delivery of any shares of Stock hereunder, the Participant agrees to pay to the Company, or make provision satisfactory to the Company for payment of, any taxes required by law to be withheld in connection with the vesting and/or settlement of the RSUs (including, without limitation, any amount that is treated as “wages” for FICA/FUTA or Medicare tax purposes on a current basis rather than when distributed). The Administrator may, in its sole discretion, require that a portion of the shares of Stock that would have otherwise been delivered to the Participant upon vesting and settlement of the RSUs be sold by the Participant or retained by the Company to satisfy any applicable federal, state or local income, employment or other tax withholding and payment obligations, or in the case of any such taxes due upon vesting and prior to delivery of shares of Stock hereunder that the number of shares subject to this Award may be reduced to satisfy such tax withholding and payment obligations (but, with respect to any amounts constituting deferred compensation subject to Section 409A, as determined by the Company in its sole discretion, not in excess of amounts permitted to be accelerated by Section 409A including Treasury Regulation Section 1.409A-3(j)(4)(vi)). The Company and its Affiliates may, to the extent permitted by law, deduct any unsatisfied tax obligations from any payment of any kind otherwise due to the Participant.

8.
Transfer of Award.

This Award may not be transferred except as expressly permitted under Section 6(a)(4) of the Plan.

9.
Continuance as a Director.

Nothing in this Agreement shall be deemed to create any obligation on the part of the Board to nominate the Participant for reelection as a member of the Board by the Company’s stockholders or give the Participant any right to continue to serve as a director of the Company or interfere with the right of the Company or the Board to terminate the employment or service of the Participant.

10.
Provisions of the Plan.

This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Participant. By accepting all or any part of this Award, the Participant agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control (except as otherwise expressly provided herein).

11.
Acknowledgements.

The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

Exhibit 10.7

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

DOMINO’S PIZZA, INC.

By:_________________________________

Name:

Title:

Dated:

Acknowledged and Agreed:

By: _______________________________________

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